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                                                                    Exhibit 3.30

                                                          FILED
                                         in the office of the Secretary of State
                                                of the State of California

                                                        JAN 18 1996

                                                       /s/ Bill Jones
                                           ------------------------------------
                                                 BILL JONES, Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                         PACIFIC CUSTOM MATERIALS, INC.

                                    ARTICLE I

     The name of the corporation is PACIFIC CUSTOM MATERIALS, INC.

                                   ARTICLE II

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

     The name and address in the State of California of the corporation's initial agent for service of process is:

                                  Alfred Schmid
                           9000 Carquinez Scenic Drive
                          Port Costa, California 94569

                                   ARTICLE IV

     The corporation is authorized to issue only one class of shares of stock, which shall be designated common stock; and the total number of shares which the corporation is authorized to issue is 100,000.

                                    ARTICLE V

     (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) The corporation is authorized to indemnify agents (as defined in Section 317 of the Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

     (c) Any amendment, repeal, or modification to any provision of this Article V shall not adversely affect any right or

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protection of an agent of the corporation existing at the time of such amendment, repeal, or modification.

Dated: January 18, 1996

                                                 /s/ David A. Rosenthal
                                           -------------------------------------
                                                    DAVID A. ROSENTHAL

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                 /s/ David A. Rosenthal
                                           -------------------------------------
                                                    DAVID A. ROSENTHAL

                                                                         [Stamp]

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